EXHIBIT 10.8

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”) is made as of this 11th day of April, 2008 (the “Effective Date”), between CALIFORNIA MORTGAGE AND REALTY, INC., a Delaware corporation (“CMR”), and DAVID CHOO, an individual (“Choo”), for the benefit of CMR MORTGAGE FUND, LLC, a California limited liability company, CMR MORTGAGE FUND II, LLC, a California limited liability company and CMR MORTGAGE FUND III, LLC, a California limited liability company (collectively, the “Funds”).

RECITALS

A.                                    CMR and Choo acknowledge that CMR is indebted to the Funds for various sums as more particularly set forth in the respective audited financial statements for each of the Funds.

B.                                    Choo, indirectly through various family trusts and other affiliated entities, is the controlling principal of CMR and has an economic interest in the financial stability and solvency of CMR.

C.                                    CMR is the sole manager of the Funds and, as such, has a fiduciary duty to manage the Funds in a prudent manner and also will receive indirect benefits from the solvency and profitability of the Funds.

D.                                    Due to current extraordinary conditions in the real estate credit and capital markets, the Funds are experiencing cash flow shortages.  Choo wishes to contribute or otherwise advance to CMR funds to enable CMR to pay debts and obligations owed to the Funds by CMR, which will provide the Funds with cash for use in protecting and preserving assets and paying their expenses during a period of reduced cash flow from their mortgage investments.  Choo also wishes to provide CMR with operating capital to conduct its business operations and satisfy other debts and obligations.

E.                                      Through various limited liability companies that Choo directly or indirectly owns and/or controls, Choo indirectly owns various real property assets with substantial equity that can be liquidated to provide cash to meet the needs described above.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.                                      Sale or Refinance of Real Estate Assets.  Commencing on the date of this Agreement, Choo covenants and agrees to use his diligent, good faith and best efforts to sell or cause to be sold,  some or all of the real property assets listed in Exhibit A attached hereto (each individually, a “Property,” and collectively, the “Properties”) to the extent necessary to satisfy the requirements of Section 3 below.  Choo shall promptly cause the ownership entity for each Property Choo decides to sell to enter into a listing agreement with a reputable real estate brokerage firm appropriate for the marketing and sale of each such Property.  Choo further covenants and agrees to accept the best reasonable offer obtained for each Property selected to be sold within a time period that is reasonably adequate to enable all such sales to close within ninety (90) to one hundred eighty (180) days after the date hereof.  Each Property is encumbered by various mortgages and liens and agreements with various lenders.  Choo may elect to refinance or cross-collateralize one or more of the Properties to raise cash proceeds to contribute or advance to CMR and/or to obtain forbearances or extensions from existing lenders.  Prior to the sale of any of the Properties, Choo retains the right to encumber any of the Properties with further liens, pay off liens or replace collateral for existing secured or unsecured debts of Choo and/or his affiliates.  Choo is currently in discussions with various lenders regarding existing secured and unsecured debts.

2.                                      Use of Proceeds by Choo; Contribution to CMR.  Choo covenants and agrees that he will use and apply a substantial portion of the net cash sales proceeds or refinance proceeds from the Property sales described above for the sole and exclusive purposes of (a) contributing or advancing (or causing to be contributed or advanced) all such proceeds to CMR within two (2) business days after the close of escrow for the sale of each Property until the requirements of Section 3 below have been satisfied; (b) paying operating expenses, debt service and other expenditures reasonably necessary to protect and preserve other Properties and/or to maximize the sales proceeds obtainable from any sales thereof; and (c) paying or adequately providing for Choo’s state and federal income tax liabilities.

3.                                      Use of Proceeds by CMR.  CMR covenants and agrees to use funds that it receives pursuant to Section 2 above solely for the following purposes:

(a)           To pay and satisfy in full all of its debts and obligations to the Funds (including both the current and long-term portions of any such debts and obligations) up to an aggregate maximum of $5,000,000 and all of its debts to third parties; and

(b)           To fund an operating reserve of at least One Million Five Hundred Thousand Dollars ($1,500,000.00), of which $400,000 has already been advanced in April of 2008, by depositing such funds into a deposit account in CMR’s name at CMR’s primary bank.  The funds in said operating reserve shall be used solely for the overhead and operating costs of CMR.

4.                                      Term.  This Agreement shall continue until the earlier of (a) the date that the independent registered public accounting firm(s) employed by each of the Funds and CMR confirms that it/they would issue an opinion regarding the financial statements of CMR and each Fund without a qualification as to the ability of CMR or that Fund to continue in business as a going concern, or (b) the termination of this Agreement by written agreement of all parties hereto.

5.                                      General.

(a)           Governing Law.  This Agreement and performance under it will be governed by and construed in accordance with the laws of the State of California.

(b)           Attorneys’ Fees.  If any legal or arbitration action or proceeding is commenced by any party to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred by such prevailing party in such action or proceeding.

(c)           Further Assurances.  The parties covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of the parties will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate this Agreement.

(d)           Assignment.  This Agreement will be binding on the parties hereto and their respective successors and assigns.

(e)           Entire Agreement; Amendment.  This Agreement, including any Exhibits referred to herein and attached hereto constitute the entire agreement between the parties with respect to the subject matter contained in this Agreement and supersede all prior agreements, whether written or oral, with respect to such subject matter.  No modification, waiver, or discharge hereof will be valid unless in writing and signed by the parties hereto.

(f)            Counterparts.  This Agreement may be executed in several counterparts, all of which taken together will constitute one single agreement between the parties.

(g)           Headings.  Headings contained in this Agreement are for convenience only and are not -part of this Agreement and do not in any way interpret, limit, or amplify the scope, extent, or intent of this Agreement or any of the provisions hereof.

(h)           Severability.  The invalidity of any provision of this Agreement will not affect the validity and binding effect of any other provision, and any invalid provision will be severed from this Agreement and the remainder of the Agreement will be enforced to the maximum extent permitted by applicable law and in keeping with the original intention of the parties.

(i)            Authority.  Each person executing this Agreement hereby covenants and warrants that he or she is duly and validly authorized to do so.

(j)            No Third Party Beneficiaries.  This Agreement is entered into solely for the benefit of the parties hereto and is not intended to benefit, nor shall it be enforceable by, any third party not a party thereto.

(Signature page follows.)

IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered as of the date first set forth above.

	“CMR”	“FUNDS”

	CALIFORNIA MORTGAGE AND REALTY,	CMR MORTGAGE FUND, LLC,
	INC., a Delaware corporation	a California limited liability company

		By:	California Mortgage and Realty, Inc.,
By:	/s/ James Gala		its Manager
James Gala, Chief Executive Officer

			By:	/s/ James Gala
James Gala, Chief Executive Officer

“CHOO”
CMR MORTGAGE FUND, II LLC,
a California limited liability company
/s/ David Choo
	DAVID CHOO	By:	California Mortgage and Realty, Inc.,
its Manager

			By:	/s/ James Gala
James Gala, Chief Executive Officer

CMR MORTGAGE FUND III, LLC,
a California limited liability company

		By:	California Mortgage and Realty, Inc.,
its Manager

			By:	/s/ James Gala
James Gala, Chief Executive Officer

EXHIBIT A

PROPERTIES TO BE SOLD

CMR Capital, David Choo and Related Entities - Assets Listed for Sale 4/11/2008

Asset	Listing Agent
First and Mission - SF, CA	CBRE and Eastdil Secured
524 Howard Street - SF, CA	Colliers
25 Seaview - Piedmont, CA	Grubb Co.
2836 Washington Street - SF, CA	TRI Coldwell Banker
Scotts Valley - CA	In Contract
St. Regis Condo - SF, CA	Pacific Union
NYC Condo	Prudential Douglas Elliman
St. Helena, CA	Morgan Lane
Washington Street - Las Vegas, NV	In Contract

A-1